UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Sysorex Loan Documents

On February 4, 2019, Sysorex, Inc. (the “Company”) and Inpixon entered into a first amendment agreement (the “First Amendment Agreement”) to that certain Note Purchase Agreement, dated as of December 31, 2018, between Inpixon and the Company (the “NPA”), and that certain Secured Promissory Note issued to Inpixon by the Company on December 31, 2018 (the “Note,” together with the NPA, the “Sysorex Loan Documents”). Pursuant to the terms of the First Amendment Agreement, the Sysorex Loan Documents were amended to increase the maximum principal amount that may be outstanding at any time under the Note from $3,000,000.00 to $5,000,000.00.

The description of the First Amendment Agreement is qualified in its entirety by the full text of the First Amendment Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 8.01 of this current report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 8.01	Other Events.

On January 24, 2019, the American Arbitration Association issued an award in the total amount of $1,156,840.25 plus accrued and unpaid interest at the rate of $194.66 per day beginning as of April 18, 2018 through the date of payment (the “Award”) in favor of Atlas Technology Group, LLC (“Atlas”) following the arbitration proceedings arising out of an engagement agreement, dated September 8, 2016, by and between Atlas and Inpixon (including its subsidiaries) (the “Engagement Agreement”). Pursuant to that certain Arbitration Award Reduction and Payment Agreement, dated January 17, 2019, by and among the Company, Inpixon and Atlas, Atlas agreed to (a) reduce the Award by $275,000 resulting in a “Net Award” and (b) accept, at Inpixon's option, a number of freely tradeable shares of common stock of Inpixon in satisfaction of the Award equal to 120% of the Net Award divided by the “minimum price” as defined under Nasdaq Listing Rule 5635(d).

In connection with the Company’s spin-off from Inpixon, the Company and Inpixon each agreed pursuant to the terms and conditions of that certain Separation and Distribution Agreement, dated August 7, 2018, as amended, that the costs and liabilities related to the arbitration action arising from the Engagement Agreement would be shared by each party following the spin-off. As a result, the Company is obligated to indemnify Inpixon for half of the total amount paid by Inpixon to satisfy the Award.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	First Amendment Agreement, dated as of February 4, 2019, between Inpixon and Sysorex, Inc.

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment Agreement, dated as of February 4, 2019, between Inpixon and Sysorex, Inc.

(1) Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: February 8, 2019	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

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